Van Kampen Advantage Municipal Income Trust II
                Item 77(o) 10f-3 Transactions
              October 1, 2001 - March 31, 2002


Security     Date    Shares   Total        Purchase  Broker
             of      Purchas  Issued       d
             Purcha  ed                    By Fund
             se
Brazo River  11/07/  1,000,0  564,555,000   0.18%    Lehman
TX Auth      01         00
Pollution
Control
Dallas Fort  12/12/  3,000,0  650,000,000   0.46%    Smith
Worth        01         00                           Barney
Internation
al Airport